                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement of Sempra Energy, Sempra Energy Holdings, Sempra Energy Capital Trust I, Sempra Energy Capital Trust II and Sempra Energy Capital Trust III on Form S-3 of our reports dated March 9, 1999 on Schedule I -- Condensed Financial Information of Parent and January 27, 1999, except for Note 16 as to which the date is February 22, 1999 on the Consolidated Financial Statements, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sempra Energy for the year ended December 31, 1998 and our report dated January 27, 1999, except for Note 16 as to which the date is February 22, 1999 on the Supplemental Schedule of Summarized Financial Information appearing in the Current Report on Form 8-K dated May 5, 1999, and to the reference to us under the heading "Experts" in the prospectus, which is part of this registration statement.



                                                Deloitte & Touche LLP

San Diego, California
May 5, 1999